Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. REPORTS OPERATING AND FINANCIAL

RESULTS FOR THE 2016 FIRST QUARTER

•	Adjusted EBITDA, a non-GAAP measure, was $21.9 million(1) for the 1st quarter 2016 compared with $21.7 million for the prior year 1st quarter

•	Generated Distributable Available Cash, a non-GAAP measure, of $29.0 million(1) for the 1st quarter 2016 compared to $25.9 million in the prior year period, an increase of more than $3 million, or 12%

•	Declared a quarterly cash distribution of $0.66 per limited partner unit for the 1st quarter 2016, a 3% increase over the prior year 1st quarter

•	Number of cemetery contracts written during the first quarter was 26,031 compared with 27,399 in the prior year

•	Same store cemetery margin was $11.9 million, representing an increase of 7% compared to the 1st quarter 2015

•	First quarter operational and financial results will be discussed on a conference call at 11a.m ET on Monday, May 9th

TREVOSE, PA – May 9, 2016 —StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”) has reported operating and financial results for the first quarter 2016.

Larry Miller, StoneMor’s President and CEO, commented, “The first quarter is traditionally our most challenging, particularly in the area of pre-need sales. Winter weather generally reduces cemetery visits, reducing potential walk-in sales, and if we experience a harsh storm in one of our main regions, that can prevent our sales force from getting out and meeting potential customers. To that point, many of our east coast properties were shut down for nearly a week in January with a major blizzard. An approximate 4% to 6% decline in the death rate quarter-over-quarter also contributed to the overall volume decline. In spite of these headwinds, we achieved a combined cemetery and funeral home margin of $17.2 million, which represents an 8% increase from the prior year first quarter. While we underperformed our own expectations for the 1st quarter, we continue to believe that we will accomplish our goals for 2016, which include achieving Adjusted EBITDA of at least $26 million for the 2nd quarter 2016, and full year Adjusted EBITDA between $106 million and $115 million. In addition, our acquisition pipeline continues to be strong, with active acquisition opportunities currently exceeding our recent annual pace.”

(1)	Non-GAAP financial measures used by the Partnership should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP measures in isolation or as a substitute for the Partnership’s results as reported under GAAP. A reconciliation of the non-GAAP financial measures of Adjusted EBITDA, Distributable Cash Flow and Distributable Available Cash to net loss attributable to the Partnership, the most directly comparable GAAP financial measure, is provided in the financial tables of this release. Please see footnote 1 to the Financial and Operating Highlights table of this release.

Financial Highlights

	Three Months Ended March 31,
	2016	2015
Adjusted EBITDA(1)	$21,891	$21,670
Distributable Available Cash(1)	$29,024	$25,893
Net loss	$(7,659)	$(8,883)
Cash Distributions	$21,387	$17,948
per unit	$0.66	$0.64

	At March 31,
	2016	2015
Backlog(2)	$624,354	$571,669
Quarterly distribution asset coverage(3)	5.92x

•	Adjusted EBITDA, a non-GAAP measure, was $21.9 million(1) for the first quarter 2016 compared with $21.7 million for the prior year first quarter. The increase from the prior year period includes a $1.2 million, or 11%, increase in cemetery margin, which is offset by $1.3 million lower trust investment income.

•	Distributable Available Cash, a non-GAAP measure, was $29.0 million(1) for the first quarter 2016 compared with $25.9 million for the prior year first quarter, a 12% increase.

•	Backlog(2) increased by $52.7 million, or 9% compared with March 31, 2015.

•	The Partnership declared a cash distribution for the 1st quarter 2016 of $0.66 per common limited partner unit, a 3% increase compared with the prior year 1st quarter. The Partnership’s 1st quarter 2016 cash distribution will be paid on May 13, 2016 to holders of record as of May 6, 2016.

•	On a GAAP basis, net loss for the 1st quarter 2016 was $7.7 million compared with a net loss of $8.9 million for the prior year 1st quarter. The GAAP losses in both periods were driven principally by deferral of revenues, cost of goods sold and selling expenses associated with the Partnership’s pre-need sales, while other period operating costs, such as cemetery and general and administrative expenses, were expensed as incurred.

•	On April 20, 2016, the Partnership completed a follow-on public offering of 2,000,000 common units at a public offering price of $23.65 per unit. Net proceeds of the offering, after deducting underwriting discounts and offering expenses, were approximately $44.7 million. Additionally, the underwriters of the follow-on public offering exercised their option to purchase an additional 300,000 common units at the public offering price of $23.65 per unit, resulting in net proceeds of $6.8 million, after deducting underwriting discounts and offering expenses. The proceeds from the issuances were used to pay down outstanding indebtedness under the Credit Facility.

Recent Events

•	During the three months ended March 31, 2016, the Partnership issued 727,474 common units for net proceeds of $18.8 million under an equity distribution agreement it has with a group of banks (“ATM Equity Program”). Subsequent to March 31, 2016, the Partnership issued 176,208 common units under the ATM Equity Program for net proceeds of approximately $4.2 million.

(1)	A reconciliation of the non-GAAP financial measures of Adjusted EBITDA, Distributable Cash Flow and Distributable Available Cash is provided in the financial tables of this release. Please see footnote 1 to the Financial and Operating Highlights table of this release.
(2)	Amounts as of period end. Backlog is defined as deferred cemetery revenues and investment income less deferred selling and obtaining costs. It does not include deferred unrealized gains and losses on merchandise trust assets.
(3)	Ratio of selected net assets to quarterly cash distributions paid during the most recent quarterly period as of the date noted. Please see the Distribution Asset Coverage table of this release.

Operating Highlights

Cemetery Operations

•	Cemetery contracts written for the 1st quarter 2016 were 26,031 compared to 27,399 in the prior year 1st quarter. The decline in cemetery contracts was primarily due to the impact from winter storms in the recent period, which restricted the sales force’s ability to reach customers in the Partnership’s core operating areas, and an approximate 4% to 6% decline in the death rate from the prior year.

•	Cemetery margin(1) was $12.3 million for the 1st quarter 2016 compared with $11.1 million for the prior year 1st quarter. Cemetery margin percentage was approximately 20% for the 1st quarter 2016 compared to 18% for the prior year 1st quarter as revenues remained consistent while expenses decreased 2% between periods.

•	Excluding the contributions from the 4 properties acquired during the 2nd half of 2015, same store cemetery margin was $11.9 million from 303 properties for the 1st quarter 2016 compared with $11.1 million for the prior year 1st quarter, an increase of 7% between periods.

Funeral Home Operations

•	Funeral home calls for the 1st quarter 2016 were 4,544 compared with 4,200 in the prior year period.

•	Funeral Home margin(1) was $4.9 million for the 1st quarter 2016 compared with $4.8 million for the prior year 1st quarter. Funeral Home margin percentage was approximately 25% for the 1st quarter 2016, compared with 28% in the prior year 1st quarter.

•	Excluding the contributions from the 7 properties acquired during the 2nd half of 2015, same store funeral home margin was $3.5 million from 97 properties for the 1st quarter 2016 compared with $4.8 million for the prior year 1st quarter, a decrease of 27% between periods resulting from a 7% decrease in revenues due to the death rate decline, while expenses remained relatively consistent.

Trust Investment and Interest Income

•	Combined trust investment and interest income(1) was $12.8 million for the 1st quarter 2016 compared with $14.2 million for the prior year 1st quarter, a decline of $1.4 million. The decline was largely the result of the timing of realized trust gains.

•	Trust fund investment returns, including realized gains and losses and dividends (excluding realized gains on perpetual care trusts), net of fees, were 1.5% (5.9% annualized) for the 1st quarter 2016, compared with 1.8% (7.2% annualized) for the prior year 1st quarter and 2.2% (8.9% annualized) for the 4th quarter 2015.

Corporate Expenses, Liquidity and Capital Structure

•	Corporate overhead expenses for the 1st quarter 2016 were $8.2 million, a decrease of $0.3 million, or 4% from the $8.5 million for the prior year 1st quarter.

•	Cash interest expense was $5.0 million for the 1st quarter 2016 compared with $4.7 million in the prior year 1st quarter.

•	As of March 31, 2016, the Partnership had $319.6 million of total debt, including $151.0 million outstanding under its revolving credit facility. The Partnership had approximately $29.0 million available on its revolving credit facility and $13.5 million of cash and cash equivalents as of March 31, 2016. Pro forma for the follow-on public offering and the ATM Equity Offering issuances subsequent to March 31, 2016 mentioned previously, the Partnership’s total debt outstanding was $263.9 million, including $95.3 million outstanding on its revolving credit facility.

(1)	See the Supplemental Adjusted EBITDA, Distributable Cash Flow and Distributable Available Cash Summary in the Financial and Operating Highlights table and related footnotes in this release for information regarding the calculation of Cemetery margin, which is defined as non-deferred cemetery revenues less cost of goods sold, cemetery, selling and general and administrative expenses, and Funeral Home margin, which is defined as non-deferred Funeral Home revenues less associated expenses, and Trust Investment and Interest Income, which is defined as non-deferred Investment income from trusts and interest income.

Working Capital Requirements

•	In addition to cash paid for acquisitions, the Partnership’s principal working capital need is to fund contributions to its Merchandise and Perpetual Care trusts and expansion capital expenditures. These amounts are funded temporarily through borrowings under the Partnership’s revolving credit facility until they can be financed long-term through issuance of additional limited partner units or senior unsecured notes. In particular, contributions to the Partnership’s Merchandise Trust result from individual state requirements that cause it to contribute approximately 70% of the merchandise and service portion of its pre-need sales into the trust, which must remain in the trust until the time of delivery of the merchandise or service. The table below reflects the amount of net cash received from the issuance of limited partner units compared to the net cash paid for acquisitions and net contributions to the Partnership’s Merchandise and Perpetual Care trusts for the three years ended December 31, 2015:

(in millions)	Years Ended December 31,
	2015	2014	2013
Net cash received from issuance of limited partner units	$75,156	$173,497	$38,377

Net cash paid for acquisitions and management agreements	$18,800	$109,381	$14,100
Net contributions to Merchandise and Perpetual Care trusts	52,332	28,828	36,919
Expansion capital expenditures	7,402	6,176	5,766

Total	$78,534	$144,385	$56,785

•	While the Partnership’s operating cash flow on a GAAP basis has always been much less than how it characterizes distributable cash flow, this is due to the negative working capital movements associated with the net contributions to its Merchandise and Perpetual Care trusts as noted above. So while GAAP operating cash flow may appear weak, this is because its balance sheet continues to growth in strength. The Partnership has significant net assets, including its Merchandise Trust and Accounts Receivable, less the associated Merchandise Liabilities, which is net cash to its account when the merchandise or services are delivered to the customer. The table below presents this data as of March 31, 2016.

March 31, 2016
Accounts receivable	$164,809
Merchandise trusts, restricted, at fair value	480,008

Total Accounts receivable and merchandise trust	644,817

Merchandise liability	171,967

Total	$472,850

*     *     *

Investor Conference Call and Webcast

The Partnership will conduct a conference call to discuss first quarter 2016 financial results today, Monday, May 9, 2016 at 11:00 a.m. ET. The conference call can be accessed by calling (800) 659-3814. An audio replay of the conference call will be available by calling (800) 633-8284 through 1:00 p.m. ET on May 23, 2016. The reservation number for the audio replay is 21810417. A live webcast of the conference call will also be available to investors who may access the call through the investors section of www.stonemor.com. An audio replay of the conference call will also be archived on the Partnership’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 307 cemeteries and 104 funeral homes in 28 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of StoneMor’s operating activities, the plans and objectives of StoneMor’s management, assumptions regarding StoneMor’s future performance and plans, and any financial guidance provided or guidance related to StoneMor’s future distributions, as well as certain information in StoneMor’s other filings with the SEC and elsewhere, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to StoneMor’s intent to maintain or increase its distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements.

These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. StoneMor’s major risk is related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, its ability to service its debt and pay distributions, and its ability to increase its distributions.

StoneMor’s additional risks and uncertainties include, but are not limited to, the following: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016 and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

STONEMOR PARTNERS L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$13,486	$15,153
Accounts receivable, net of allowance	69,718	68,415
Prepaid expenses	3,955	5,367
Other current assets	22,602	18,863

Total current assets	109,761	107,798

Long-term accounts receivable, net of allowance	95,091	95,167
Cemetery Property	342,244	342,639
Property and equipment, net of accumulated depreciation	104,507	104,330
Merchandise trusts, restricted, at fair value	480,008	464,676
Perpetual care trusts, restricted, at fair value	310,207	307,804
Deferred selling and obtaining costs	114,921	111,542
Deferred tax assets	40	40
Goodwill	69,851	69,851
Intangible assets	66,654	67,209
Other assets	15,204	15,069

Total assets	$1,708,488	$1,686,125

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Accounts payable and accrued liabilities	$35,212	$31,875
Accrued interest	5,023	1,503
Current portion of long-term debt	1,459	2,440

Total current liabilities	41,694	35,818

Long-term debt, net of deferred financing costs	318,136	316,399
Deferred revenues, net	659,730	637,536
Deferred tax liabilities	17,850	17,833
Merchandise liability	171,967	173,097
Perpetual care trust corpus	310,207	307,804
Other long-term liabilities	15,271	13,960

Total liabilities	1,534,855	1,502,447

Partners’ capital
General partner’s interest	(11,495)	(10,038)
Common limited partners’ interests	185,128	193,716

Total partners’ capital	173,633	183,678

Total liabilities and partners’ capital	$1,708,488	$1,686,125

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended March 31,
	2016	2015
Revenues:
Cemetery:
Merchandise	$30,975	$26,937
Services	12,832	13,910
Investment and other	14,452	11,310
Funeral home:
Merchandise	7,456	7,075
Services	8,867	8,185

Total revenues	74,582	67,417

Costs and expenses:
Cost of goods sold (exclusive of depreciation)	8,557	7,083
Cemetery expense	15,856	16,265
Selling expense	14,576	13,910
General and administrative expense	9,204	9,329
Corporate overhead	10,311	9,083
Depreciation and amortization	3,065	2,952
Funeral home expense:
Merchandise	2,149	2,376
Services	6,451	5,593
Other	5,140	4,181

Total costs and expenses	75,309	70,772

Operating income (loss)	(727)	(3,355)

Other gains (losses), net	(882)	—
Interest expense	(5,790)	(5,463)

Loss before income taxes	(7,399)	(8,818)

Income tax expense	(260)	(65)

Net loss	$(7,659)	$(8,883)

Allocation of net loss attributable to limited partners and the general partner:
General partner’s interest	$(93)	$(120)
Limited partners’ interest	(7,566)	(8,763)

Net loss	$(7,659)	$(8,883)

Net loss attributable to common limited partners per unit
(basic and diluted)	$(0.23)	$(0.30)

Weighted average limited partner units outstanding:
Basic and diluted	32,539	29,230

STONEMOR PARTNERS L.P.

FINANCIAL AND OPERATING HIGHLIGHTS

(unaudited)

	Three Months Ended March 31,
	2016	2015
Financial Data:
Net loss per limited partners per unit – basic and diluted	$(0.23)	$(0.30)

Adjusted EBITDA (in thousands)(1)	$21,891	$21,670

Distributable Available Cash (in thousands)(1)	$29,024	$25,893
per limited partner unit(1)	$0.89	$0.89

Cash distributions paid per unit(2)	$0.66	$0.64

Operating Data:
Interments Performed	13,633	14,612

Interment rights sold (3):
Lots	6,606	7,050
Mausoleum crypts (including pre-construction)	470	618
Niches	352	369

Net interment rights sold(3)	7,428	8,037

Number of cemetery contracts written	26,031	27,399
Aggregate contract amount (in thousands, excluding interest)	$59,549	$61,869
Average amount per contract (excluding interest)	$2,288	$2,258

Pre-need cemetery contracts written	11,376	12,083

Aggregate pre-need contract amount (in thousands, excluding interest)	$33,816	$35,893
Average amount per pre-need contract (excluding interest)	$2,973	$2,971

At-need cemetery contracts written	14,655	15,316
Aggregate at-need contract amount (in thousands excluding interest)	$25,733	$25,976
Average amount per at-need contract (excluding interest)	$1,756	$1,696

Funeral home calls	4,544	4,200

(1)	A reconciliation of GAAP net loss to Adjusted EBITDA, Distributable Cash Flow and Distributable Available Cash is provided in the financial tables of this release. Please see footnote 1 to the Financial and Operating Highlights table of this release.
(2)	Represents the cash distributions declared for the respective period and paid by the Partnership within 45 days after the end of each quarter, utilizing the distributable cash flow generated during the respective period.
(3)	Net of cancellations. Sales of double-depth burial lots are counted as two sales.

STONEMOR PARTNERS L.P.

FINANCIAL AND OPERATING HIGHLIGHTS

(unaudited; in thousands, except per unit amounts)

	Three Months Ended March 31,
	2016	2015
Reconciliation of net loss to non-GAAP measures(1):
Net loss	$(7,659)	$(8,883)
Acquisition and related costs	1,736	349
Depreciation and amortization	3,065	2,952
Cost of cemetery lots sold	2,006	2,048
Non-cash interest expense	757	734
Non-cash stock compensation expense	407	272
Maintenance capital expenditures(2)	(3,004)	(1,314)
Non-cash income tax expense	277	(70)
Loss (gain) on acquisition/dispositions	882	—
Net operating profit deferral from non-delivered merchandise and services(3)	15,404	19,404

Distributable Cash Flow (1)	$13,871	$15,492

Supplemental Adjusted EBITDA, Distributable Cash Flow and Distributable Available Cash Summary(3):
Revenues
Pre-need cemetery revenues	$33,816	$35,893
At-need cemetery revenues	25,733	25,976
Investment income from trusts	10,615	11,985
Interest income	2,229	2,200
Funeral home revenues	19,294	17,415
Other cemetery revenues	3,356	1,061

Total revenues	95,043	94,530

Costs and expenses
Cost of goods sold(4)	7,871	7,689
Cemetery expense	15,856	16,265
Selling expense	17,645	18,504
General and administrative expense	9,204	9,329
Cash corporate overhead(5)	8,167	8,462
Funeral home expense	14,409	12,611

Total costs and expenses	73,152	72,860

Adjusted EBITDA(1)	21,891	21,670
Cash interest expense(6)	(5,033)	(4,729)
Cash income taxes	17	(135)
Maintenance capital expenditures(2)	(3,004)	(1,314)

Distributable Cash Flow(1)	13,871	15,492
Cash on hand – beginning of period	15,153	10,401

Distributable Available Cash(1)	$29,024	$25,893

Cash distributions paid(7)	$21,387	$17,948
per limited partner unit	$0.66	$0.64

Excess of Distributable Available Cash after cash distributions paid(8)	$7,637	$7,945

(1)	Although not prescribed under generally accepted accounting principles (“GAAP”), the Partnership’s management believes the presentation of Adjusted EBITDA, Distributable Cash Flow (“DCF”) and Distributable Available Cash is relevant and useful because it helps the Partnership’s investors understand its operating performance, allows for easier comparison of its results with other master limited partnerships (“MLP”), and is a critical component in the determination of quarterly cash distributions. As a MLP, the Partnership is required to distribute 100% of available cash, subject to cash reserves established by its general partner and as defined in its limited partnership agreement (“Available Cash”), to investors on a quarterly basis, in compliance with applicable Delaware law. The Partnership refers to Available Cash prior to the establishment of cash reserves as Distributable Available Cash. Adjusted EBITDA, DCF and Distributable Available Cash should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While the Partnership’s management believes that its methodology of calculating Adjusted EBITDA, DCF and Distributable Available Cash is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. Adjusted EBITDA, DCF and Distributable Available Cash are supplemental financial measures used by the Partnership’s management and by external users of the Partnership’s financial statements such as investors, lenders under the Partnership’s credit facility, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund acquisitions and growth opportunities; and

•	Ability to comply with financial covenants in its Credit Facility, which is calculated based upon Adjusted EBITDA with certain adjustments.

DCF is determined by calculating EBITDA, which is defined as net income (loss) plus interest expense, income tax, and depreciation and amortization, then adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense, net cash income tax, maintenance capital expenditures and other items. Distributable Available Cash is then determined by adding cash on hand at the beginning of the period. The Partnership defines Adjusted EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense;

•	Depreciation and amortization.

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset disposal; and

•	Other items.

(2)	Maintenance capital expenditures include those capitalized costs which the Partnership incurs to maintain its properties and equipment as well as corporate expenditures.

(3)	Includes adjustments to add back certain revenues and related expenses deferred in accordance with GAAP. The Partnership’s management has provided this data so as to present its results in a manner consistent with its internal managerial accounting practices, which recognizes certain revenue and related expenses when contracts are signed by the customer and accepted by the Partnership. Under GAAP, the Partnership recognizes pre-need cemetery sales for sales of burial lots and mausoleum crypts when the product is constructed and at least 10% of the sales price is collected, while other products are recognized when the criteria for delivery under GAAP are met, which include purchase of the product, delivery and installation, and transfer of title, among other items. The Partnership’s management believes that this data is relevant and useful to its investors so as to better understand its operating performance and allow for easier comparison to other MLPs.

(4)	Excludes non-cash amortization of cemetery property.

(5)	Excludes non-cash stock compensation expense.

(6)	Excludes non-cash amortization of deferred finance costs and other non-cash items.

(7)	Represents cash distributions declared for the respective period and paid by the Partnership within 45 days after the end of each quarter, utilizing the DCF and Distributable Available Cash generated during the respective period.

(8)	The Partnership seeks to at least maintain its current cash distribution in future quarterly periods, and expects to only increase such cash distributions when future DCF and Distributable Available Cash amounts allow for it and are expected to be sustained. The Partnership’s determination of quarterly cash distributions and its resulting determination of the amount of excess (shortfall) those cash distributions generate in comparison to DCF and Distributable Available Cash are based upon its assessment of numerous factors, including but not limited to the variability of cash flow from the Partnership’s pre-need and at-need sales and its trust investments performance, interest rate movements, and financial leverage. The Partnership also considers its historical trailing four quarters of excess or shortfalls and future forecasted excess or shortfalls that its cash distributions generate in comparison to DCF and Distributable Available Cash due to the variability of its DCF and Distributable Available Cash generated each quarter, which could have more or less excess (shortfalls) generated quarter to quarter.

STONEMOR PARTNERS L.P.

DISTRIBUTION ASSET COVERAGE

(unaudited; in thousands, except ratios)

	March 31, 2016	December 31, 2015
Selected assets:
Cash and cash equivalents	$13,486	$15,153
Accounts receivable, net of allowance	69,718	68,415
Long-term accounts receivable, net of allowance	95,091	95,167
Merchandise trusts, restricted, at fair value	480,008	464,676

Total selected assets	658,303	643,411

Selected liabilities:
Accounts payable and accrued liabilities	35,212	31,875
Accrued interest	5,023	1,503
Long-term debt, current portion	1,459	2,440
Long-term debt	318,136	316,399
Merchandise liability	171,967	173,097

Total selected liabilities	531,797	525,314

Total selected net assets	$126,506	$118,097

Distribution asset coverage(1)	5.92x	5.67x

(1)	Ratio of selected net assets for quarterly cash distributions paid during the most recent quarterly period as of the date noted